COHEN & STEERS REPORTS RESULTS FOR SECOND QUARTER 2026

Strong AUM growth, positive net inflows and continued progress on strategic initiatives

•Diluted EPS of $0.95; $0.85, as adjusted
•AUM reaches $100.1 billion at quarter end
•Broad based net inflows of $1.3 billion, our strongest quarter since Q4 2021
•Active ETFs reach over $1 billion in AUM reflecting continued momentum with six ETFs

NEW YORK, NY, July 16, 2026—Cohen & Steers, Inc. (NYSE: CNS) today reported its results for the quarter ended June 30, 2026.
Joseph M. Harvey, Chief Executive Officer: “With $1.3 billion in net flows, we delivered our fourth consecutive quarter of organic growth, which is our longest streak of consecutive quarters of organic growth since 2022. We are beginning to see the benefits of improving market conditions for our investment strategies and the investments we’ve made in the business to expand our capabilities." Mr. Harvey continued, "In June, we celebrated 40 years of real assets leadership. As the secular case for real assets continues to grow and the market environment continues to favor our asset classes, we look forward to our next phase of growth and delivering results for our investors and shareholders.”
Operating and financial highlights

	As of and for the quarters ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Operating results (in billions):
AUM	$100.1	$93.1	$90.5	$90.9	$88.9
Net inflows (outflows)	$1.3	$0.5	$1.2	$0.2	$(0.1)
Average AUM	$99.0	$94.4	$90.8	$89.7	$87.2

GAAP results
Revenue (in millions)	$152.7	$145.6	$143.8	$141.7	$136.1
Net income (in millions)	$49.3	$42.4	$34.9	$41.7	$36.8
Diluted EPS	$0.95	$0.82	$0.68	$0.81	$0.72
Operating margin	34.6%	34.4%	28.0%	34.5%	31.8%
Fee Rate (ex. performance fees)	58.5 bps	59.0 bps	58.7 bps	59.1 bps	59.1 bps

As Adjusted results (non-GAAP)
Revenue (in millions)	$151.8	$144.3	$143.8	$140.9	$135.3
Net income (in millions)	$44.0	$40.7	$41.7	$41.7	$37.3
Diluted EPS	$0.85	$0.79	$0.81	$0.81	$0.73
Operating margin	36.3%	35.1%	36.4%	36.1%	33.6%
Fee Rate (ex. performance fees)	58.1 bps	58.4 bps	58.6 bps	58.7 bps	58.7 bps

Business developments:
•During the quarter, we made significant progress in scaling our ETF franchise, an important component of our long-term growth strategy
–In June, our active ETF platform surpassed $1 billion in AUM. This milestone demonstrates the increasing scale of our ETF platform, expansion of our distribution reach and positions ETFs as a meaningful contributor to future organic growth.
–We successfully converted the Cohen & Steers Future of Energy Fund (MLOIX) into the Cohen & Steers Future of Energy Active ETF (CSEN), which is now listed on Nasdaq.
–We filed a registration statement with the SEC for the Cohen & Steers Real Assets Active ETF, which is expected to launch in the third quarter of 2026. Upon launch, the fund would expand our ETF lineup to seven offerings, further broadening investor access to our core real assets capabilities and supporting the continued growth of our business.
•Our European listed fund platform has surpassed $2 billion in AUM, reflecting the continued momentum of our international growth strategy. Consistent with our initiative to broaden these offerings, in May we announced that three of our European listed funds focused on global listed infrastructure, global real estate, and real assets received regulatory approval for marketing and distribution to eligible investors in South Africa. These approvals expand access to our real assets capabilities, deepen our international distribution footprint, and position the firm to capture additional opportunities for future AUM growth.
•In June, we announced a rights offering for Cohen & Steers Quality Income Realty Fund, Inc. (RQI), which closed on July 15, 2026, raising approximately $220 million of new capital, including leverage, for the fund. This successful offering enhances the fund's capital base, providing additional capacity to pursue attractive investment opportunities and support future income and value creation.
•The Cohen & Steers Income Opportunities REIT, Inc. (CNSREIT) continued to execute on its growth strategy during the second quarter, acquiring three properties, bringing its portfolio to 11 assets. These acquisitions reflect the fund's ability to source and deploy capital into attractive opportunities and build scale across the portfolio, positioning CNSREIT to drive long-term income and value creation for investors.
•In May, we appointed Amit Muni as Chief Financial Officer, bringing more than two decades of leadership across public markets, asset and wealth management, and capital markets, with a strong track record of driving strategic growth, executing M&A and financing initiatives, and engaging with the investor community.

Quarterly financial highlights
Assets under management (AUM)
AUM at the end of the quarter was $100.1 billion, an increase of 7.5% from $93.1 billion at the end of the first quarter of 2026 due to net inflows of $1.3 billion, primarily in our U.S. mutual funds and SICAVs within the real estate and multi-strategy real asset strategies, as well as continued net inflows into our active ETFs, and market appreciation of $6.4 billion, partially offset by distributions of $768 million.
Revenues
Total revenues increased approximately 5% on both a GAAP and adjusted basis from the first quarter of 2026 due to higher average AUM and one additional day in the current quarter. Total revenues increased approximately 12% on both a GAAP and adjusted basis from the second quarter of 2025 due to higher average AUM.
Expenses
Total operating expenses increased 4.6% from the first quarter of 2026 primarily due to higher employee compensation and benefits, in line with the increase in revenues, as well as an increase in distribution and service fees due to higher average AUM. Adjusted total operating expenses increased 3.3% from the first quarter of 2026 primarily due to higher employee compensation and benefits, in line with the increase in revenues.
Total operating expenses increased 7.7% from the second quarter of 2025 primarily due to higher employee compensation and benefits expenses and general and administrative expenses. Employee compensation and benefits increased primarily due to higher incentive compensation associated with increased revenue. General and administrative expenses increased due to costs associated with the RQI rights offering. Total adjusted operating expenses increased 7.6% from the second quarter of 2025 primarily due to higher employee compensation and benefits, in line with the increase in revenues.

Income Taxes
Our effective income tax rate for the second quarter of 2026 was 25.0%, resulting in income tax expense of $16.4 million. Our as adjusted effective income tax rate for the second quarter of 2026 was 25.5%.
Capital allocation and balance sheet
As of June 30, 2026, cash, cash equivalents, U.S. Treasurys and liquid seed investments were $354.3 million, compared with $342.9 million as of March 31, 2026.
During the quarter, the Board of Directors declared a $0.67 quarterly dividend per share, which was paid on May 21, 2026 to stockholders of record as of the close of business on May 11, 2026.

Investment Performance at June 30, 2026 _________________________
(1)    Past performance is no guarantee of future results. Outperformance is determined by comparing the annualized investment performance of each investment strategy to the performance of specified reference benchmarks. Investment performance in excess of the performance of the benchmark is considered outperformance. The investment performance calculation of each investment strategy is based on all active accounts and investment models pursuing similar investment objectives. For accounts, actual investment performance is measured gross of fees and net of withholding taxes. For investment models, for which actual investment performance does not exist, the investment performance of a composite of accounts pursuing comparable investment objectives is used as a proxy for actual investment performance. The performance of the specified reference benchmark for each account and investment model is measured net of withholding taxes, where applicable. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.
(2)    © 2026 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Morningstar calculates its ratings based on a risk-adjusted return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. Past performance is no guarantee of future results. Based on independent rating by Morningstar, Inc. of investment performance of each Cohen & Steers-sponsored open-end U.S.-registered mutual fund for all share classes for the overall period at June 30, 2026. Overall Morningstar rating is a weighted average based on the 3-year, 5-year and 10-year Morningstar rating. Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

Conference Call and Webcast Information
Cohen & Steers will host a conference call and webcast on Friday, July 17, 2026 at 10:00 a.m. (ET) to discuss the company's second quarter results. Investors and analysts can access the live conference call by dialing 800-715-9871 (U.S.) or +1-646-307-1963 (international); passcode: 8494569. Participants should plan to register at least 10 minutes before the conference call begins. Internet access to the live, listen-only webcast will be available on the company's website at www.cohenandsteers.com under “Company—Investor Relations" under "Financials.” The accompanying presentation that will be used during the conference call will be available prior to the call on the company's website at the same page.
A replay of the call will be available for two weeks starting approximately two hours after the conference call concludes and can be accessed at 800-770-2030 (U.S.) or +1-609-800-9909 (international); passcode: 8494569. A replay of the webcast will be archived on the website for one month at www.cohenandsteers.com under “Company—Investor Relations" under "Financials.”
About Cohen & Steers
Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.
Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the company's current views with respect to, among other things, the company's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the company's Annual Report on Form 10-K for the year ended December 31, 2025 (the Form 10-K), which is accessible on the Securities and Exchange Commission's website at www.sec.gov and on the company's website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the company's Form 10-K and other filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # # #

Cohen & Steers, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Revenue:
Investment advisory and administration fees	$144,285	$136,826	$135,890	$133,628	$128,545
Distribution and service fees	7,919	8,055	7,475	7,513	7,166
Other	526	758	438	579	415
Total revenue	152,730	145,639	143,803	141,720	136,126
Expenses:
Employee compensation and benefits	61,506	57,702	56,076	57,196	56,640
Distribution and service fees	16,890	16,337	25,670	16,329	15,706
General and administrative	18,953	18,904	19,212	16,775	18,078
Depreciation and amortization	2,606	2,574	2,535	2,519	2,375
Total expenses	99,955	95,517	103,493	92,819	92,799
Operating income	52,775	50,122	40,310	48,901	43,327
Non-operating income (loss):
Interest and dividend income	5,218	5,307	5,217	5,106	6,315
Gain (loss) from investments—net	14,186	1,011	(2,248)	692	6,715
Foreign currency gain (loss)—net	(166)	759	(991)	859	(2,523)
Total non-operating income (loss)	19,238	7,077	1,978	6,657	10,507
Income before provision for income taxes	72,013	57,199	42,288	55,558	53,834
Provision for income taxes	16,447	15,979	11,585	13,924	12,062
Net income	55,566	41,220	30,703	41,634	41,772
Net (income) loss attributable to noncontrolling interests	(6,223)	1,148	4,176	77	(4,923)
Net income attributable to common stockholders	$49,343	$42,368	$34,879	$41,711	$36,849

Earnings per share attributable to common stockholders:
Basic	$0.96	$0.82	$0.68	$0.81	$0.72
Diluted	$0.95	$0.82	$0.68	$0.81	$0.72

Weighted average shares outstanding:
Basic	51,545	51,441	51,243	51,205	51,165
Diluted	51,861	51,595	51,639	51,572	51,471

As Adjusted (non-GAAP)

Revenue	$151,837	$144,264	$143,794	$140,937	$135,320
Expense	$96,692	$93,610	$91,432	$90,060	$89,862
Operating income	$55,145	$50,654	$52,362	$50,877	$45,458
Net income	$43,968	$40,692	$41,718	$41,720	$37,324
Diluted EPS	$0.85	$0.79	$0.81	$0.81	$0.73
Operating margin	36.3%	35.1%	36.4%	36.1%	33.6%

Cohen & Steers, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Six Months Ended
	June 30, 2026	June 30, 2025
Revenue:
Investment advisory and administration fees	$281,111	$255,316
Distribution and service fees	15,974	14,350
Other	1,284	927
Total revenue	298,369	270,593
Expenses:
Employee compensation and benefits	119,208	111,194
Distribution and service fees	33,227	30,895
General and administrative	37,857	35,247
Depreciation and amortization	5,180	4,732
Total expenses	195,472	182,068
Operating income	102,897	88,525
Non-operating income (loss):
Interest and dividend income	10,525	11,686
Gain (loss) from investments—net	15,197	10,268
Foreign currency gain (loss)—net	593	(3,695)
Total non-operating income (loss)	26,315	18,259
Income before provision for income taxes	129,212	106,784
Provision for income taxes	32,426	21,723
Net income	96,786	85,061
Net (income) loss attributable to noncontrolling interests	(5,075)	(8,434)
Net income attributable to common stockholders	$91,711	$76,627

Earnings per share attributable to common stockholders:
Basic	$1.78	$1.50
Diluted	$1.77	$1.49

Weighted average shares outstanding:
Basic	51,493	51,112
Diluted	51,729	51,445

As Adjusted (non-GAAP)

Revenue	$296,101	$269,110
Expense	$190,302	$177,206
Operating income	$105,799	$91,904
Net income	$84,660	$75,677
Diluted EPS	1.64	1.47
Operating margin	35.7%	34.2%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management
By Investment Vehicle
(in millions)
	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Open-end Funds
Assets under management, beginning of period	$44,841	$43,437	$44,421	$42,962	$42,298
Inflows	4,275	3,358	3,487	3,148	3,072
Outflows	(2,821)	(2,803)	(3,474)	(2,380)	(2,787)
Net inflows (outflows)	1,454	555	13	768	285
Market appreciation (depreciation)	3,147	1,155	(378)	972	816
Distributions	(449)	(306)	(535)	(305)	(437)
Transfers	—	—	(84)	24	—
Total increase (decrease)	4,152	1,404	(984)	1,459	664
Assets under management, end of period	$48,993	$44,841	$43,437	$44,421	$42,962
Average assets under management	$48,111	$45,279	$43,812	$43,633	$42,110

Institutional Accounts
Assets under management, beginning of period	$36,029	$35,060	$34,711	$34,386	$33,886
Inflows	1,372	1,103	1,790	812	651
Outflows	(1,529)	(1,162)	(1,109)	(1,349)	(1,170)
Net inflows (outflows)	(157)	(59)	681	(537)	(519)
Market appreciation (depreciation)	2,801	1,184	(252)	1,054	1,190
Distributions	(150)	(156)	(164)	(168)	(171)
Transfers	—	—	84	(24)	—
Total increase (decrease)	2,494	969	349	325	500
Assets under management, end of period	$38,523	$36,029	$35,060	$34,711	$34,386
Average assets under management	$38,272	$36,714	$34,924	$34,459	$33,844

Closed-end Funds
Assets under management, beginning of period	$12,258	$12,047	$11,765	$11,588	$11,395
Inflows	1	1	513	2	103
Outflows	—	—	—	—	—
Net inflows (outflows)	1	1	513	2	103
Market appreciation (depreciation)	493	375	(55)	329	244
Distributions	(169)	(165)	(176)	(154)	(154)
Total increase (decrease)	325	211	282	177	193
Assets under management, end of period	$12,583	$12,258	$12,047	$11,765	$11,588
Average assets under management	$12,594	$12,368	$12,015	$11,646	$11,289

Total
Assets under management, beginning of period	$93,128	$90,544	$90,897	$88,936	$87,579
Inflows	5,648	4,462	5,790	3,962	3,826
Outflows	(4,350)	(3,965)	(4,583)	(3,729)	(3,957)
Net inflows (outflows)	1,298	497	1,207	233	(131)
Market appreciation (depreciation)	6,441	2,714	(685)	2,355	2,250
Distributions	(768)	(627)	(875)	(627)	(762)
Total increase (decrease)	6,971	2,584	(353)	1,961	1,357
Assets under management, end of period	$100,099	$93,128	$90,544	$90,897	$88,936
Average assets under management	$98,977	$94,361	$90,751	$89,738	$87,243

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts
By Account Type
(in millions)
	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Advisory
Assets under management, beginning of period	$21,679	$20,843	$20,208	$20,045	$19,703
Inflows	592	708	1,055	515	436
Outflows	(856)	(498)	(404)	(970)	(848)
Net inflows (outflows)	(264)	210	651	(455)	(412)
Market appreciation (depreciation)	1,490	626	(100)	618	754
Transfers	—	—	84	—	—
Total increase (decrease)	1,226	836	635	163	342
Assets under management, end of period	$22,905	$21,679	$20,843	$20,208	$20,045
Average assets under management	$22,752	$21,986	$20,513	$20,089	$19,789

Subadvisory
Assets under management, beginning of period	$14,350	$14,217	$14,503	$14,341	$14,183
Inflows	780	395	735	297	215
Outflows	(673)	(664)	(705)	(379)	(322)
Net inflows (outflows)	107	(269)	30	(82)	(107)
Market appreciation (depreciation)	1,311	558	(152)	436	436
Distributions	(150)	(156)	(164)	(168)	(171)
Transfers	—	—	—	(24)	—
Total increase (decrease)	1,268	133	(286)	162	158
Assets under management, end of period	$15,618	$14,350	$14,217	$14,503	$14,341
Average assets under management	$15,520	$14,728	$14,411	$14,370	$14,055

Total Institutional Accounts
Assets under management, beginning of period	$36,029	$35,060	$34,711	$34,386	$33,886
Inflows	1,372	1,103	1,790	812	651
Outflows	(1,529)	(1,162)	(1,109)	(1,349)	(1,170)
Net inflows (outflows)	(157)	(59)	681	(537)	(519)
Market appreciation (depreciation)	2,801	1,184	(252)	1,054	1,190
Distributions	(150)	(156)	(164)	(168)	(171)
Transfers	—	—	84	(24)	—
Total increase (decrease)	2,494	969	349	325	500
Assets under management, end of period	$38,523	$36,029	$35,060	$34,711	$34,386
Average assets under management	$38,272	$36,714	$34,924	$34,459	$33,844

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management
By Investment Strategy
(in millions)
	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
U.S. Real Estate
Assets under management, beginning of period	$44,569	$43,503	$44,153	$43,972	$43,591
Inflows	3,063	2,177	2,747	2,084	1,909
Outflows	(2,180)	(2,197)	(1,953)	(2,305)	(1,560)
Net inflows (outflows)	883	(20)	794	(221)	349
Market appreciation (depreciation)	4,495	1,457	(959)	782	466
Distributions	(397)	(371)	(453)	(380)	(434)
Transfers	—	—	(32)	—	—
Total increase (decrease)	4,981	1,066	(650)	181	381
Assets under management, end of period	$49,550	$44,569	$43,503	$44,153	$43,972
Average assets under management	$48,506	$45,271	$43,748	$43,998	$43,172

Preferred Securities
Assets under management, beginning of period	$17,848	$18,081	$18,443	$17,902	$18,207
Inflows	953	850	956	886	738
Outflows	(772)	(717)	(1,290)	(756)	(1,218)
Net inflows (outflows)	181	133	(334)	130	(480)
Market appreciation (depreciation)	532	(183)	156	595	351
Distributions	(190)	(183)	(184)	(184)	(176)
Total increase (decrease)	523	(233)	(362)	541	(305)
Assets under management, end of period	$18,371	$17,848	$18,081	$18,443	$17,902
Average assets under management	$18,265	$18,182	$18,242	$18,244	$17,792

Global/International Real Estate
Assets under management, beginning of period	$14,361	$14,273	$14,520	$13,980	$13,129
Inflows	493	632	527	520	403
Outflows	(896)	(586)	(677)	(339)	(426)
Net inflows (outflows)	(403)	46	(150)	181	(23)
Market appreciation (depreciation)	1,205	51	(68)	367	915
Distributions	(47)	(9)	(61)	(8)	(41)
Transfers	—	—	32	—	—
Total increase (decrease)	755	88	(247)	540	851
Assets under management, end of period	$15,116	$14,361	$14,273	$14,520	$13,980
Average assets under management	$15,199	$15,020	$14,343	$14,146	$13,521

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management
By Investment Strategy - continued
(in millions)
	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Global Listed Infrastructure
Assets under management, beginning of period	$12,589	$11,456	$10,521	$10,052	$9,710
Inflows	442	395	1,312	209	460
Outflows	(285)	(299)	(380)	(152)	(439)
Net inflows (outflows)	157	96	932	57	21
Market appreciation (depreciation)	245	1,091	96	458	403
Distributions	(98)	(54)	(93)	(46)	(82)
Transfers	(189)	—	—	—	—
Total increase (decrease)	115	1,133	935	469	342
Assets under management, end of period	$12,704	$12,589	$11,456	$10,521	$10,052
Average assets under management	$12,828	$12,286	$11,149	$10,228	$9,829

Other
Assets under management, beginning of period	$3,761	$3,231	$3,260	$3,030	$2,942
Inflows	697	408	248	263	316
Outflows	(217)	(166)	(283)	(177)	(314)
Net inflows (outflows)	480	242	(35)	86	2
Market appreciation (depreciation)	(36)	298	90	153	115
Distributions	(36)	(10)	(84)	(9)	(29)
Transfers	189	—	—	—	—
Total increase (decrease)	597	530	(29)	230	88
Assets under management, end of period	$4,358	$3,761	$3,231	$3,260	$3,030
Average assets under management	$4,179	$3,602	$3,269	$3,122	$2,929

Total
Assets under management, beginning of period	$93,128	$90,544	$90,897	$88,936	$87,579
Inflows	5,648	4,462	5,790	3,962	3,826
Outflows	(4,350)	(3,965)	(4,583)	(3,729)	(3,957)
Net inflows (outflows)	1,298	497	1,207	233	(131)
Market appreciation (depreciation)	6,441	2,714	(685)	2,355	2,250
Distributions	(768)	(627)	(875)	(627)	(762)
Total increase (decrease)	6,971	2,584	(353)	1,961	1,357
Assets under management, end of period	$100,099	$93,128	$90,544	$90,897	$88,936
Average assets under management	$98,977	$94,361	$90,751	$89,738	$87,243

Reconciliations of U.S. GAAP to As Adjusted Financial Results
Management believes that use of the following as adjusted (non-GAAP) financial results provides greater transparency into the company’s operating performance. In addition, these as adjusted financial results are used to prepare the company's internal management reports that are used in evaluating its business. While management believes that these as adjusted financial results are useful in evaluating operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with U.S. GAAP.

Net Income Attributable to Common Stockholders and Diluted Earnings per Share

	Three Months Ended										Six Months Ended
(in thousands, except per share data)	June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025		June 30, 2026	June 30, 2025
Net income attributable to common stockholders, U.S. GAAP	$49,343		$42,368		$34,879		$41,711		$36,849		$91,711	$76,627
Seed investments—net (1)	(8,974)		(3,299)		(1,498)		(1,320)		(3,523)		(12,273)	(3,573)
Accelerated vesting of restricted stock units	771		(4)		(77)		1,142		1,835		767	2,204
Fund launch and rights offering costs	1,264		335		10,814		650		—		1,599	—
Other non-recurring expenses (2)	—		—		—		—		—		—	616
Foreign currency (gain) loss—net	166		(759)		422		(677)		2,742		(593)	3,711
Tax effects of adjustments above	1,928		1,300		(2,062)		(132)		(219)		3,228	(657)
Tax effects of discrete tax items (3)	(530)		751		(760)		346		(360)		221	(3,251)
Net income attributable to common stockholders, as adjusted	$43,968		$40,692		$41,718		$41,720		$37,324		$84,660	$75,677

Diluted weighted average shares outstanding	51,861		51,595		51,639		51,572		51,471		51,729	51,445
Diluted earnings per share, U.S. GAAP	$0.95		$0.82		$0.68		$0.81		$0.72		$1.77	$1.49
Seed investments—net (1)	(0.17)		(0.06)		(0.03)		(0.03)		(0.07)		(0.24)	(0.07)
Accelerated vesting of restricted stock units	0.02		—	*	—	*	0.02		0.04		0.02	0.04
Fund launch and rights offering costs	0.02		0.01		0.21		0.01		—		0.03	—
Other non-recurring expenses (2)	—		—		—		—		—		—	0.01
Foreign currency (gain) loss—net	—	*	(0.02)		0.01		(0.01)		0.05		(0.01)	0.07
Tax effects of adjustments above	0.04		0.03		(0.04)		—	*	—	*	0.06	(0.01)
Tax effects of discrete tax items (3)	(0.01)		0.01		(0.02)		0.01		(0.01)		0.01	(0.06)
Diluted earnings per share, as adjusted	$0.85		$0.79		$0.81		$0.81		$0.73		$1.64	$1.47
_________________________
* Amounts round to less than $0.01 per share.
(1)Represents the impact of consolidated funds and the net effect of corporate seed investment performance.
(2)Represents the reimbursement of filing fees paid by certain members of senior leadership for the six months ended June 30, 2025.
(3)Includes excess tax benefits/deficiencies related to the vesting and delivery of restricted stock units and unrecognized tax benefit adjustments.

Reconciliations of U.S. GAAP to As Adjusted Financial Results

Revenue, Expenses, Operating Income and Operating Margin

(in thousands, except percentages)	Three Months Ended					Six Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Revenue, U.S. GAAP	$152,730	$145,639	$143,803	$141,720	$136,126	$298,369	$270,593
Fund related amounts (1)	(893)	(1,375)	(9)	(783)	(806)	(2,268)	(1,483)
Revenue, as adjusted	$151,837	$144,264	$143,794	$140,937	$135,320	$296,101	$269,110

Expenses, U.S. GAAP	$99,955	$95,517	$103,493	$92,819	$92,799	$195,472	$182,068
Fund related amounts (1)	(1,228)	(1,576)	(1,324)	(967)	(1,102)	(2,804)	(2,042)
Accelerated vesting of restricted stock units	(771)	4	77	(1,142)	(1,835)	(767)	(2,204)
Fund launch and rights offering costs	(1,264)	(335)	(10,814)	(650)	—	(1,599)	—
Other non-recurring expenses (2)	—	—	—	—	—	—	(616)
Expenses, as adjusted	$96,692	$93,610	$91,432	$90,060	$89,862	$190,302	$177,206

Operating income, U.S. GAAP	$52,775	$50,122	$40,310	$48,901	$43,327	$102,897	$88,525
Fund related amounts (1)	335	201	1,315	184	296	536	559
Accelerated vesting of restricted stock units	771	(4)	(77)	1,142	1,835	767	2,204
Fund launch and rights offering costs	1,264	335	10,814	650	—	1,599	—
Other non-recurring expenses (2)	—	—	—	—	—	—	616
Operating income, as adjusted	$55,145	$50,654	$52,362	$50,877	$45,458	$105,799	$91,904

Operating margin, U.S. GAAP	34.6%	34.4%	28.0%	34.5%	31.8%	34.5%	32.7%
Operating margin, as adjusted	36.3%	35.1%	36.4%	36.1%	33.6%	35.7%	34.2%
_________________________
(1)Represents the impact of consolidated funds and expenses incurred on behalf of certain company-sponsored funds.
(2)Represents the reimbursement of filing fees paid by certain members of senior leadership for the six months ended June 30, 2025.

Non-operating Income (Loss)

(in thousands)	Three Months Ended					Six Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Non-operating income (loss), U.S. GAAP	$19,238	$7,077	$1,978	$6,657	$10,507	$26,315	$18,259
Seed investments—net (1)	(15,532)	(2,352)	1,363	(1,427)	(8,742)	(17,884)	(12,566)
Foreign currency (gain) loss—net	166	(759)	422	(677)	2,742	(593)	3,711
Non-operating income (loss), as adjusted	$3,872	$3,966	$3,763	$4,553	$4,507	$7,838	$9,404
_________________________ (1)Represents the impact of consolidated funds and the net effect of corporate seed investment performance.

Contact:
Brian Meta
Senior Vice President
Head of Investor Relations and FP&A
Tel (212) 796-9353